GOLFSMITH REPORTS FISCAL 2004 THIRD QUARTER, NINE MONTH RESULTS

Performance Solid Through First Nine Months of Fiscal Year

AUSTIN, November 15, 2004 – Multi-channel retailer Golfsmith International Holdings, Inc., reported results for its third quarter and first nine months of fiscal 2004, which ended October 2, 2004. For the third quarter, Golfsmith increased net revenues 3.9 percent to $73.9 million compared with the same period of the prior fiscal year.

“While the third quarter was slower across the golf industry, we continued to position ourselves for growth by gaining traction in key golf retail markets, adding retail talent to our management team and fine-tuning our national multi-channel retail offering,” said Jim Thompson, president and chief executive officer of Golfsmith, a portfolio company of Atlantic Equity Partners III, L.P., a fund operated by First Atlantic Capital, Ltd. “We’re pleased with our performance over the first nine months of fiscal 2004.”

Financial Highlights
For the third quarter of fiscal 2004, Golfsmith reported:

•	Net revenues of $73.9 million, compared with net revenues of $71.1 million in the third quarter of fiscal 2003.

•	Operating income of $2.6 million, compared with operating income of $4.4 million in the third quarter of fiscal 2003.

•	Net income of $0.5 million, compared with net income of $1.0 million in the third quarter of fiscal 2003.

•	A decrease of 7.9 percent in same-store sales — defined as sales from stores opened for more than 13 months — compared with an increase of 12.6 percent in same store sales in the third quarter of fiscal 2003.

For the first nine months of fiscal 2004, Golfsmith reported:

•	Net revenues of $236.6 million, compared with net revenues of $196.2 million for the first nine months of fiscal 2003.

•	Operating income of $11.5 million, compared with operating income of $11.4 million for the first nine months of fiscal 2003.

•	Net income of $2.6 million, compared with net income of $2.0 million for the first nine months of fiscal 2003.

•	An increase of 2.5 percent in same-store sales, compared with an increase of 7.2 percent in same store sales for the first nine months of fiscal 2003.

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Golfsmith Third Quarter/Add One

Recent Highlights

•	Announced plans to open stores in new and existing markets. In the fourth quarter of fiscal 2004, Golfsmith will open four new superstores in the key golf markets of Orlando; San Diego; and Livingston and Paramus, New Jersey. The stores are designed to introduce Golfsmith’s brand and store concept in Florida and San Diego and strengthen its existing presence in the New York metropolitan area. The openings will raise its retail footprint to 46 stores nationwide.

•	Bolstered Golfsmith management team. Golfsmith continues to make key additions to its management team to help grow its multi-channel retail operations, build the Golfsmith brand and strengthen its position in the national golf retail market. Recent changes include: the appointment of Ken Brugh, existing vice president of real estate, to vice president of store operations and real estate; the hiring of Matt Corey as vice president of marketing from The Bombay Company; the hiring of Jerry Dent as vice president of supply chain operations from The Home Depot; the hiring of Shawn Luo as director of supply chain and inventory productivity from Circuit City; the hiring of David Lowe as director of proprietary brands from Top Flite; the hiring of Randy Peitsch as senior buyer of pro-line golf equipment from Galyans Sports and Outdoor; and the hiring of Jared Tanner as director of Internet marketing from Cheaper Than Dirt! (For more information, contact Golfsmith about same-day news release, “Golfsmith Announces Additions to Management Team.”)

About Golfsmith
Golfsmith International Holdings, Inc., is a multi-channel retailer of golf equipment, merchandise and training curriculum for consumers and golf clubmaking businesses. With more than 1,100 employees worldwide, Austin-based Golfsmith today operates 42 retail superstores throughout the United States, distributes the Golfsmith clubmaker and accessories catalogs, and runs an online store at www.golfsmith.com. Through each channel, the company offers consumers a wide range of pro-line equipment and apparel, as well as Golfsmith’s proprietary brands. Since its inception in 1967, Golfsmith has designed and marketed golf clubs, golf club components and accessories, which today are sold under the following proprietary brands: Lynx®, Zevo®, Snake Eyes®, Golfsmith® and Killer Bee®. Golfsmith also conducts year-round training programs for clubmakers and hosts the Harvey Penick Golf Academy, which has taught Mr. Penick’s renowned golf techniques to more than 17,000 golfers. The company also operates wholly owned distribution centers in the United Kingdom and Canada, and it works with distributors in Italy and Japan. Golfsmith reported fiscal 2003 net revenues of $257.7 million. Atlantic Equity Partners III, L.P, a fund operated by First Atlantic Capital, Ltd., is the majority stockholder of Golfsmith.

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Golfsmith Third Quarter/Add Two

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of future store openings, store retrofits and capital expenditures, the likelihood of our success in expanding our business, financing plans, working capital needs and sources of liquidity.

Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the introduction of new product offerings, store opening costs, our ability to lease new sites on a timely basis, expected pricing levels, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the factors described in Golfsmith’s annual report on Form 10-K and other filings with the Securities and Exchange Commission.

We believe our forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

- TABLES ATTACHED -

Golfsmith International Holdings, Inc.
Consolidated Balance Sheets
	October 2, 2004	January 3, 2004
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$10,888,732	$2,928,109
Receivables, net of allowances	3,855,734	2,689,815
Inventories, net of reserves	46,494,327	51,212,544
Deferred tax assets	1,437,922	1,437,922
Prepaids and other current assets	2,620,048	1,845,546

.
Total current assets	65,296,763	60,113,936
.
Net property and equipment	38,666,066	38,082,377
.
Goodwill	41,886,119	42,035,545
Tradename	11,158,000	11,158,000
Trademarks	14,483,175	15,459,038
Customer database, net of accumulated amortization	2,643,826	2,927,094
Deferred tax assets	2,724,174	2,724,174
Debt issuance costs, net of accumulated amortization	6,047,285	6,770,216
Other long-term assets	46,933	56,333

.
Total assets	$182,952,341	$179,326,713
.
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$25,738,865	$23,604,647
Accrued expenses and other current liabilities	15,023,772	16,762,870
Line of credit	–	1,417,039

Total current liabilities	40,762,637	41,784,556
.
Long-term debt	79,189,905	77,482,469
Deferred rent	1,417,111	1,083,511

.
Total liabilities	121,369,653	120,350,536
.
Stockholders’ equity	61,582,688	58,976,177

.
Total liabilities and stockholders’ equity	$182,952,341	$179,326,713

	Golfsmith International Holdings, Inc.
	Consolidated Statements of Operations
	(Unaudited)
	Nine Months Ended		Three Months Ended
	October 2,	September 27,	October 2,	September 27,
	2004	2003	2004	2003
.
Net revenues	$236,621,309	$196,226,918	$73,895,536	$71,140,692
Cost of products sold	155,755,165	132,205,182	49,378,753	47,780,221

Gross profit	80,866,144	64,021,736	24,516,783	23,360,471
.
Selling, general and administrative	68,992,648	52,112,577	21,920,978	18,672,938
Store pre-opening expenses	396,580	488,413	14,382	325,605
Total operating expenses	69,389,228	52,600,990	21,935,360	18,998,543

Operating income	11,476,916	11,420,746	2,581,423	4,361,928
.
Interest expense	(8,393,503)	(8,171,461)	(2,796,936)	(2,720,439)
Interest income	24,934	38,012	20,409	16,385
Other income	1,102,306	114,838	1,074,557	67,247
Other expense	(63,047)	(4,000)	(16,874)	43

Income before income taxes	4,147,606	3,398,135	862,579	1,725,164
.
Income tax expense	(1,549,718)	(1,382,515)	(326,924)	(713,355)
.
Net income	$2,597,888	$2,015,620	$535,655	$1,011,809

Golfsmith International Holdings, Inc.
Media Contact or Other Inquiries:
Andy Craig, 512-773-6654
andy.craig@golfsmith.com
or
Melanie Engerski, 512-794-9147
engerski@swbell.net